Exhibit 21
                             THERMO REMEDIATION INC.

                         Subsidiaries of the Registrant


      As of May 23, 1997, Thermo Remediation Inc. owned the following companies:

                                                           STATE OR
                                                         JURISDICTION   PERCENT
                             NAME                            OF          OF
                                                         INCORPORATION OWNERSHIP

              Eberline Holdings Inc.                      Delaware       100
                 Eberline Analytical Corporation          New Mexico     100
                   Thermo Hanford Inc.                    Delaware       100
                   TMA/NORCAL Inc.                        California     100
              IEM Sealand Corporation                     Virginia       100
              Remediation Technologies, Inc.              Delaware       100
                 RETEC Thermal, Inc.                      Delaware       100
                   ReTec/Tetra L.C.                       Texas           50*
                 TriTechnics Corporation                  Colorado       100
              Thermo Fluids Inc.                          Delaware       100
              TPS Technologies Inc.                       Florida        100
                 TPST Soil Recyclers of California Inc.   California     100
                   California Hydrocarbon, Inc.           Nevada         100
                 TPST Soil Recyclers of Maryland Inc.     Maryland       100
                   Todds Lane Limited Partnership         Maryland       100*
                   (1% of which is owned directly
                    by TPS Technologies Inc.)
                 TPST Soil Recyclers of New York Inc.     New York       100
                 TPST Soil Recyclers of Oregon Inc.       Oregon         100
                 TPST Soil Recyclers of South Carolina    Delaware       100
                   Inc.
                 TPST Soil Recyclers of Virginia Inc.     Delaware       100
                 TPST Soil Recyclers of Washington Inc.   Washington     100
            TMA/Hanford, Inc.                             Washington     100
         Thermo Securities Corporation                    Delaware       100
         Thermo Soil Recyclers Inc.                       Massachusetts  100
         Thermo Technology Ventures Inc.                  Idaho          100
            Plasma Quench Investment Limited Partnership  Delaware        60*


      * Joint Venture/Partnership